UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 9, 2006

Trimol Group, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-28144	13-3859706
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019

(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

By letters dated June 9, 2006 and June 12, 2006 (collectively, the “Demand Letter”), counsel to Intercomsoft Ltd. (“Intercomsoft”), the Registrant’s wholly owned subsidiary, advised the Ministry of Information Development of the Government of the Republic of Moldova (“Moldova”), that it is in default in a number of material respects of the Contract on Leasing Equipment and Licensing Technology dated April 29, 1996, as amended, between Moldova and Intercomsoft (the “Supply Agreement”). Among other things, Intercomsoft demanded payment of $2,021,046, plus interest, for past-due leasing and license payments under the Supply Agreement through April 29, 2006. The Demand Letter also requested Moldova to make payments for inflation adjustments, minimum guarantee deficiencies and other amounts due to Intercomsoft under the Supply Agreement. The Demand Letter rejected Moldova’s notice of non-renewal of the Supply Agreement effective April 29, 2006.

Item 9.01(c)	Exhibits

99.1	Letter of Counsel to Intercomsoft Ltd. to the Ministry of Information Development of the Government of the Republic of Moldova dated June 9, 2006.

99.2	Letter of Counsel to Intercomsoft Ltd. to the Ministry of Information Development of the Government of the Republic of Moldova dated June 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMOL GROUP, INC.

/s/ Yuri Benenson
By:____________________________________
Yuri Benenson, Chief Executive Officer

Date: June 13, 2006